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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2005

LONGPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-75236	23-2715528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

2 Braxton Way, Suite 111 Glen Mills, Pennsylvania 19342
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 284-6863

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Appointment of Principal Officer.

        Effective May 1, 2005, Jack N. Brown, age 50, was appointed as Chief Financial Officer of the Registrant. Since April 2002 Mr. Brown has served as an independent business consultant to a number of companies including the Registrant. From March 2000 to April 2002, he was Chief Financial Officer of Integra, Inc, a national provider of behavioral health and employee assistance plan services. Prior to joining the Integra, Brown served six years (1994-2000) as Chief Financial Officer of HomeCare Concepts of America, Inc., a $500 million revenue home health provider. He was formerly Director of Tax Services for A.G. Epstein & Company and before that Treasurer of Thera-Kinetics, Inc. a nationwide distributor and manufacturer of orthopedic equipment. From 1975 to 1990, Mr. Brown was a CPA with Ernst & Young where he was last a Partner in the Entrepreneurial Services Group.

        There is no contractual agreement between the Registrant and Mr. Brown who will be employed on an at-will basis.

ITEM 7.01. Regulation FD Disclosure.

        On April 29, 2005 Longport, Inc. disseminated a press release that is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

        Exhibits: Press Release of the Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGPORT, INC. (Registrant)
By:	/s/ MICHAEL BOYD Michael Boyd, Chief Executive Officer

Dated: May 4, 2005

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  ITEM 5.02. Appointment of Principal Officer.
  ITEM 7.01. Regulation FD Disclosure.
  ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES